                                 PROMISSORY NOTE

AMOUNT: $50,000                                                  AUGUST 13, 2004

        FOR VALUE RECEIVED, TRTMEDIA ENTERTAINMENT GROUP, INC. ("Borrower") hereby promises to pay to the order of K. DAVID STEVENSON ("Lender") the principal sum of FIFTY THOUSAND DOLLARS ($50,000). Payment in full, plus accrued interest of ten (10%) percent shall be made in lawful money of the United States, at the principal address of Lender, or such other place as the holder of this Note may designate upon demand.

        Borrower shall have the privilege without premium or penalty, at any time and from time to time, of prepaying this Note in whole or in part.

        As an inducement for this advance, the Borrower shall issue to Lender Common Stock Purchase Warrants to purchase 62,500 shares of TriMedia Entertainment Group, Inc. common stock at an exercise price of $.80 per warrant.

        No partial prepayment shall postpone or interrupt the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and the manner set forth above.

        Borrower agrees that a default shall occur hereunder in the event that payment is not made upon demand and such default continues for a period of ten
(10) days from the date of demand therefor. After the expiration of such ten
(10) day period interest shall accrue on the unpaid balance due hereunder at a rate of twelve percent (12%), together with attorneys' fees for collection and payment of the same, which sums may be enforced and recovered by the entry of judgment on this Note.

        Borrower (and all endorsers, sureties and guarantors) waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Liability hereunder shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.

        Borrower shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or any security documents executed in conjunction herewith, and if any taxes be imposed with respect to debts secured by any such security documents or with respect to notes evidencing debts so secured Borrower agrees to pay or to reimburse Lender upon demand the amount of such taxes.

        The words "Lender" and "Borrower" whenever occurring herein shall be deemed construed to include their respective successors and assigns of Lender and Borrower.

        This instrument shall be construed according to and governed by the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note under seal the day and year first above-mentioned.

                                      TRIMEDIA ENTERTAINMENT GROUP, INC.




                                      BY: /S/
                                         --------------------------------------
                                         NAME:  Chris Schwartz
                                         TITLE:   Chairman/CEO